FILENAME>ims073004_ex99-1.txt
                                                                 EXHIBIT 99.1
                ASSET PURCHASE AGREEMENT & BILL OF SALE

Know All Men By These Presents,

   That Barter Network, Inc., a Virginia corporation (hereinafter referred to as "Seller" or as "BNI") is the owner of a barter trade exchange and of the assets thereof, presently doing business at 7420 Alban Station Boulevard, Suite B226, Springfield, VA; F. Lowell Curtis (hereinafter referred to as "Curtis"), joins in this Agreement to the extent specified herein; and

   That International Monetary Systems, Ltd., a Wisconsin corporation (hereinafter referred to as "IMS" or "Purchaser") is presently doing business as Continental Trade Exchange, Ltd. (hereinafter referred to as "CTE"), a barter network (IMS and CTE collectively hereinafter referred to as "Purchaser" or as "IMS") located at 16901 West Glendale Drive, New Berlin, WI; and

   That for and in consideration of the mutual covenants contained herein and for other good, valuable and sufficient consideration as outlined below, the receipt of which is hereby acknowledged, BNI is hereby selling, transferring, assigning and conveying all of its barter trade accounts and all July 2004 client billings to IMS, its heirs, executors, administrators, successors and assigns subject to the following terms:

1. Sale of Client Barter Accounts. Seller hereby sells, transfers, assigns and delivers to Purchaser, all barter trade accounts, Purchaser assuming the then positive and negative account balances, including all house accounts, of the members of Barter Network, Inc,. listed on Exhibit A attached hereto. Subsequent to the date of closing, at Purchaser's sole expense, Seller and Purchaser shall contact all of Seller's client barter account members, informing them of the ownership transfer to IMS, the operating procedures of the CTE barter system, and requesting them to enter into an agreement with CTE. Should any account member decide not to enter into a CTE agreement, the prior BNI client contract will remain in force and the existing account balance and membership shall be maintained in full force and effect by IMS / CTE. For purposes of this Agreement, a barter trade account is an account of a member of Barter Network, Inc., that member having entered into a membership agreement with BNI prior to the date of closing.

2. Accounts Receivable. Seller retains all receivables for all transactions through June 30th, 2004. IMS will receive all fees billed for any matter (excluding prior receivables) after June 30th, 2004 and thereafter. The receivables retained by BNI are listed on Exhibit B attached. It is understood that if IMS / CTE receives any receivables for pre-July receivables, it will promptly remit the entire amount to BNI. Such payments will be made weekly, on the Friday of the week following the date of receipt by IMS / CTE. Any and all funds that are collected by IMS / CTE will first be applied to the pre-Closing balances, and only after payment of the outstanding balances to the current CTE billings. IMS / CTE will make a concerted effort to collect the BNI balances. BNI shall have the right after October 30th, 2004 to proceed with court action on all outstanding receivables due it and IMS/CTE shall fully cooperate in such actions. Any account for which legal action has not been initiated on or before November 15, 2004 shall be deemed abandoned and IMS/CTE shall have the right to receipt of the account balance.


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

3.   Consideration.   In consideration of the transfer and delivery at closing
to Purchaser of the assets described in paragraphs 1 and 2, IMS / CTE shall pay to Seller the amount of $370,873.36 (three hundred seventy thousand, eight hundred seventy-three dollars and 36 cents) payable as follows:

A. At Closing, Purchaser shall remit to Seller by wire transfer the sum of $10,000.00 in U. S. currency with additional payments of $15,000.00 on or before July 31, 2004, $10,000.00 on or before August 31, 2004, and $15,000.00 on or before September 30, 2004. In the event that any sum due pursuant to this Section 3.A. is not received within ten days of the due date, IMS will pay a late fee of ten (10%) on the unpaid amount, which amount will be paid with the late amount. If any payment is unpaid within ten days of the due-date, IMS will be in default of this Agreement and the note, and BNI shall have the option of declaring the entire outstanding amount due under this Agreement and the note immediately due and payable.

B. Purchaser will also assume the following debts of Seller: a note to Ray Bastarache with a June 15th balance of $13,215.59 and monthly payments of $1,687.00, a note to Wachovia Bank with a June 15th balance of $5,226.89 with monthly payments of $761.00, and a credit line with Wachovia Bank having a June 1st balance of $32,430.88 (collectively hereinafter referred to as "Assumed Debts"). (Purchaser will reimburse Seller in cash all principal and interest payments made by Seller on these loans / lines of credit since July1, 2004 and pay Seller any reduction in the balance of the debt since June 15, 2004.) The Parties agree to cooperate in determining the amount due from Purchaser to Seller on the Assumed Debts and that payment pursuant to such reconciliation will be due ten days after Closing. It is agreed that IMS will attempt to assume the loans as well as the Wachovia Bank credit line to remove BNI and F. Lowell Curtis as responsible parties on these indebtednesses. IMS will attempt to convert the Wachovia Bank credit line into an installment note. IMS will indemnify Seller and F. Lowell Curtis against any further liability to Wachovia Bank and Ray Bastarache. If IMS, after due diligence and effort, is unable to assume any loan resulting in the Wachovia credit line being immediately becoming due and payable and requiring a total lump-sum payment by IMS in excess of $20,000.00 on or before August 25th, 2004 with copy of payment submitted to Curtis and BNI, then in such event, the payment of the $25,000 due to Seller during August and September will be delayed and IMS will pay Seller $10,000.00 on or before October 31, 2004 and $15,000.00 on or before November 31, 2004 to complete the down payment. IMS will be solely responsible for all principal and interest payments on all loans and lines of credit until all are paid in full. Purchaser's failure to timely make any payment on the Assumed Debts shall be deemed a default of this Agreement (unless BNI and Curtis have been completely removed as responsible parties) and the Promissory Note in which event all monies due Seller under the terms of the Promissory Note and this Section
3 shall immediately be deemed due and payable.

C. At Closing, $20,000.00 Continental Trade Exchange trade dollars will be deposited into a fee-free account to be 'spent' as directed by Curtis. Purchaser's failure to establish the trade account within thirty (30) days of Closing in accordance with the terms herein shall be deemed a default of this Agreement and the Promissory Note and all monies due Seller under the terms of the Promissory Note and this Section 3 shall immediately be deemed due and payable.



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

D. Purchaser shall execute and deliver to Seller at Closing the Promissory Note (hereinafter "note") attached hereto as Exhibit C, in the amount of $250,000.00. Pursuant to the terms of the note, Principal plus interest will be paid in thirty-five consecutive monthly payments of $6,755.00 which includes interest accruing commencing October 1, 2004 with a balloon payment of $40,000.00 plus accrued interest on September 30, 2007. The note will bear interest at the rate of 6% per annum. To provide Seller with upside incentive, within thirty (30) days of Closing, Purchaser will deliver to Seller a total of 553,270 shares of the common stock of International Monetary Systems, Ltd. to Seller or its designees. The stock will be subject to a one-year lock-up (until July 15th, 2005) and will be restricted during this period from disposal under Rule 144 of the S.E.C. code. The stock is currently traded on the over-the-counter bulletin board under the symbol INLM. Commencing with the first payment on October 30th, 2004, within fifteen (15) days of receipt of each principal payment of $6,755.00 made on this note, Seller will return to Purchaser 13,511 shares of the IMS stock if Seller elects to retain the principal payment. The preceding notwithstanding, BNI has the right to refuse any monthly payment for any given month by notifying IMS on or before the 15th day of the month preceding the month in which the payment is due. Purchaser's failure to timely make any payment on the note in accordance with the terms contained therein, including the failure to pay the accrued interest, shall be deemed a default of the note and all monies due Seller shall immediately be deemed due and payable.

   After the lock-up period, the IMS shares will be free trading and BNI will have the right to sell its shares. The note will be considered as paid in full at such time as BNI has received a total of $250,000.00 plus accrued interest from IMS' monthly payments and/or net proceeds from the sale of stock. In such event, all of Purchaser's obligations under this note will have been fulfilled and Purchaser will no longer be required to make the $6,755.00 monthly payments or the balloon at the end of the term. Furthermore, after the lock-up period, if BNI elects to not accept the $6,755.00 payment for any given month, IMS will receive a credit of $6,755.00 against the principal balance and accrued interest still due on this note.)

   Purchaser's failure to timely make any payment pursuant to the terms of the note, including the failure to pay the accrued interest, shall be deemed a default of this Agreement and the note and all monies due Seller pursuant to this Section 3 and the note shall immediately be deemed due and payable.

E. Purchaser will assume Seller's trade account balances, both negative and positive, of the client barter accounts transferred effective as of the date of closing. "Seller's trade account balance" is defined as the total amount of trade dollars of members reflected on Exhibit A.

F. All of the terms of this Section 3 shall survive Closing and shall not merge into the Bill of Sale.

4.   Lease of Premises.   At Closing, Purchaser agrees to execute a standard
commercial lease for a term of six-months for a portion of the offices presently being used by BNI in the building located at 7420 Alban Station Boulevard, Suite B226, Springfield, VA at the rental rate of $950.00 per month,



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including utilities. Prior to December 31, 2004, Seller may cancel the lease with a 60-day notice. On January 15, 2005, the lease will become month-to-month, requiring a 60-day termination notice by either party to terminate. While operating its business at this location, Seller will designate the use of two work stations and the related equipment currently in place for Purchaser's use. Purchaser shall be responsible for maintaining all equipment used exclusively by them.

5. Guarantee of Stock Value. The IMS stock issued under this Memorandum will be subject to a one-year lock-up agreement. Because IMS is guaranteeing that BNI will receive $250,000.00 under this stock-price guarantee, IMS is to receive credit against its note balance for the net proceeds received by BNI from stock sales in any month. "Net proceeds" shall be defined for purposes of this Agreement and the Promissory Note as the amount received by Seller as a result of the sale of shares, less any transaction fees, less the $6755.00 for any month (commencing with the first month for which shares were retained for which IMS previously received credit). The net proceeds received by BNI for such stock sales will be subtracted from the then-current principal balance on the note. BNI will provide IMS management with an accounting of such sales by sending a copy of its brokerage statement for each month in which shares of IMS are sold. At any time prior to September 30, 2006, Seller shall have the right to return any shares retained by Seller during the 'lock-up' period to IMS and receive commencing fifteen (15) days from delivery an amount representing fifty ($.50) cents per share in U.S. Dollars for each share returned except that no more than 40,000 shares may be returned every 15 days. Purchaser's failure to make payment pursuant to the terms of this Section 5 shall be deemed a default of this Agreement and the note in which event all monies due Seller pursuant to this Agreement, including this Section 5, shall immediately become immediately due and payable.

 6.   Liabilities.   Except for the assumption of debt detailed in no. 3 above
and customer trade balances (both positive and negative), BNI shall be liable for any and all BNI liabilities incurred before the date of closing and as otherwise provided in this Agreement. IMS shall not be considered a successor corporation of BNI, and will not be responsible for any other BNI liabilities except as previously provided and those items listed on attachment A. It is understood that Purchaser intends to cancel the agreement with Gary Lasater for accounting services currently being provided but Purchaser shall be solely responsible for Lasater's fees until such cancellation is effective. BNI will aid Purchaser, at no cost to BNI or Mr. Curtis, in getting current client trade account balances and histories from Mr. Lasater as of July 1, 2004 and will help Purchaser in negotiating a satisfactory resolution to the contract.

To the best of BNI's knowledge and understanding:

A. All federal, state, county and local income, ad valorem, excise, sales, use, gross receipts and other taxes and assessments which were due and payable prior to Closing have been dully reported, fully paid and discharged as reported by BNI, and there are no unpaid taxes which are or could become a lien on the properties and assets of BNI. All tax returns of any kind required to be filed have been or will be filed and the taxes paid or accrued. BNI has no knowledge of any possible deficiency assessments in respect to federal income tax returns or other tax returns filed by it.




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

B. BNI is not in default in any material respect under any contracts assumed by Buyer. All barter accounts are assignable to Buyer .

C. All corporate acts required of BNI have been taken and all reports and returns required to be filed by it with any governmental agency have been filed. BNI is in substantial compliance with all, and has no notice of any claimed violation of any, applicable federal, state, county and local laws, ordinances or regulations, including those applicable to discrimination in employment, pollution and safety.

D. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving BNI, or its assets, properties, or business, nor does BNI know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims judgments, injunctions or restrictions.

7.   Representations and Warranties of F. Lowell Curtis and BNI.

A. F. Lowell Curtis and BNI have the full right, power and authority to carry out this Agreement in all respects and are not subject to any restriction or agreement which prohibits or would be violated by consummation of the transactions contemplated by this Agreement.

B. Except as to the debts being assumed by IMS pursuant to Section 3.B. above, neither the execution and delivery of this Agreement nor performance of this Agreement by Seller will result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be default, breach or violation under any lease, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust or other contract, agreement or arrangement to which F. Lowell Curtis or BNI is a party or by which the corporation or its property is bound; (ii.) an event that would permit any party to terminate any agreement, or to accelerate the maturity of any indebtedness or other obligation of BNI; or (iii.) the creation of imposition of any lien, charge, or encumbrance on any of the properties of BNI.

C. Except as otherwise set forth herein, to the best of Seller's knowledge there is no fact, event, or condition which might materially and adversely affect the financial condition of Seller's business prior to the closing date.

8.   Representations and Warranties of Purchaser.

To the best of IMS' knowledge and understanding:

A. Purchaser has the full right, power, and legal capacity to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement is valid and binding upon Purchaser in accordance with its terms.



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

B. Neither the execution and delivery of this Agreement nor performance of this Agreement by Purchaser will conflict with or result or constitute any of the following: (i.) a default or an event that, with notice or lapse of time or both, would be default, breach or violation under any lease, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust or other contract, agreement or arrangement to which IMS is a party or by which the corporation or its property is bound; (ii.) an event that would permit any party to terminate any agreement, or to accelerate the maturity of any indebtedness or other obligation of IMS; or (iii.) the creation of imposition of any lien, charge, or encumbrance on any of the properties of IMS.

C. All federal, state, county and local income, ad valorem, excise, sales, use, gross receipts and other taxes and assessments which are due and payable have been dully reported, fully paid and discharged as reported by IMS, and there are no unpaid taxes which are or could become a lien on the properties and assets of IMS. All tax returns of any kind required to be filed have been or will be filed and the taxes paid or accrued. IMS has no knowledge of any possible deficiency assessments in respect to federal income tax returns or other tax returns filed by it.

D. IMS is not in default in any material respect under any contracts to which it is a party.

E. All corporate acts required of IMS have been taken and all reports and returns required to be filed by it with any governmental agency have been filed. IMS is in substantial compliance with all, and has no notice of any claimed violation of any, applicable federal, state, county and local laws, ordinances or regulations, including those applicable to discrimination in employment, pollution and safety.

F. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving IMS, or its assets, properties, or business, nor does IMS know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims judgments, injunctions or restrictions.

9. Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser hereunder, including the obligation of Purchaser to close the transaction herein contemplated, are subject to the following conditions precedent:

A. The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the closing date.

B. Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.



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

C. No suit or proceeding shall be threatened or pending in which anyone seeks to restrain, prohibit, challenge, or obtain relief in connection with any material claim against Seller not disclosed herein.

10. Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement, including the obligation of Seller to close the transactions herein contemplated, are subject to the following conditions:

A. The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the closing date.

B. Purchaser shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

C. No suit or proceeding shall be threatened or pending in which anyone seeks to restrain, prohibit, challenge, or obtain relief in connection with any material claim against Seller not disclosed herein.

11. Exhibits. This Agreement may be signed by the parties prior to the date of closing and prior to the completion of the Exhibits to be attached to this Agreement. The parties acknowledge that the Exhibits attached to this Agreement on the date of closing shall be updated on the date of closing and attached at Closing in accordance with the terms of this Agreement.

12. Indemnification. Seller shall indemnify Purchaser for any loss, cost, expense or other damage, including attorney's fees suffered by Purchaser resulting from, arising out of, or incurred with respect to any liabilities incurred by Seller prior to the closing hereunder, or the falsity or the breach of any representation, warranty or covenant made by Seller herein. Purchaser shall indemnify BNI and Curtis for any loss, cost, expense or other damage, including attorney's fees suffered by either BNI or Curtis resulting from a breach or default of the terms of this Agreement or arising out of, or incurred with respect to any liabilities incurred by Purchaser subsequent to the closing hereunder, Purchaser's failure to pay the consideration under Section 3 of this Agreement, or the falsity or the breach of any representation, warranty or covenant made by Seller herein.

13.   Non-compete Agreement.   F. Lowell Curtis agrees that for a period of
eighteen (18) months from the date of closing this transaction, he will not engage in or otherwise affiliate with any barter or trade exchange located within a fifty (50) mile radius of any IMS/CTE office, nor with any other business operation directly or indirectly related to, or in competition with, the business operation of International Monetary Systems, Ltd. Mr. Curtis also agrees that he will not influence nor attempt to influence any of IMS/CTE's customers or clients to transfer their patronage relating to IMS/CTE's business from IMS/CTE to any other business or company engaged in a similar business.

14. Amendment. This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the change, termination or waiver is sought to be enforced.

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

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

17. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, and assigns.

18. Survival. All of the terms contained in this Agreement shall survive Closing and shall not merge with Closing.

19.   Legal fees.

(i) In the event of a breach or default of any of the terms or conditions contained in this Agreement by IMS, all monies due pursuant to the terms of this Agreement as well as all sums remaining unpaid under the note shall immediately become due and payable. Further, IMS shall reimburse BNI and Curtis incurred in obtaining compliance with the terms of this Agreement and, in addition, BNI and Curtis shall be reimbursed all of their attorney fees and court costs, regardless of whether legal action was filed.
(ii) In the event of a breach or default of any of the terms or conditions contained in this Agreement by BNI or Curtis, BNI and Curtis shall reimburse IMS all legal fees incurred by it in obtaining compliance with the terms of this Agreement, regardless of whether legal action was filed.

20. Security Interest: BNI is hereby granted a security interest on all trade accounts being sold under this Asset Purchase Agreement & Bill of Sale and is hereby granted a first lien on those assets. In the event of a breach or default by IMS or CTE of this Agreement or the note, BNI shall have a right to the return of all trade accounts and the transfer to it of all new member accounts located in Maryland, Virginia and the District of Columbia.

21. Miscellaneous. This Agreement shall be governed by, construed and enforced under the laws of the Commonwealth of Virginia. This Agreement sets forth the entire agreement and understanding between the parties with respect to the contemplated transactions and supersedes all prior agreements, arrangements and understandings. Failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed a further or continuing waiver of any condition or covenant, representation or warranty of this Agreement. Any change to this Agreement shall be made only in writing executed by the party sought to be charged thereby. The captions and paragraph headings are for convenience only and shall not be used in construing or enforcing any of the provisions of this Agreement. Unless otherwise provided herein, the words "herein," "hereof," "hereunder," and




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

other words of similar import refer to this Agreement as a whole and not to particular provisions. The terms "include" and "including" shall mean without limitation by reason of enumeration. Unless otherwise provided herein, no consent or approval requested or required hereunder shall be unreasonably withheld, conditioned or delayed. This Agreement is executed under seal. Any legal proceedings between the parties shall be filed in Fairfax County Circuit Court or corresponding federal court

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 15th day of July, 2004.

INTERNATIONAL MONETARY SYSTEMS, LTD.     BARTER NETWORK, INC.


By:  /s/ Donald F. Mardak                By:  /s/ F. Lowell Curris
--------------------------------         --------------------------------
     Donald F. Mardak, President              F. Lowell Curtis, President



CONTINENTAL TRADE EXCHANGE, LTD. (CTE)


By:  /s/ Donald F. Mardak
--------------------------------
     Donald F. Mardak, President



























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